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                      ARTICLES OF AMENDMENT
                     THE ALLIANCE FUND, INC.

         The Alliance Fund, Inc., a Maryland corporation having

its principal office in the State of Maryland in Baltimore City

(hereinafter called the "Corporation"), hereby certifies to the

State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation

are hereby amended in Article FOURTH by deleting Section A. and inserting in lieu thereof a new Section A. as set forth below:

         A. The total number of shares which the Corporation has authority to issue is 600 million (600,000,000) shares of capital stock of the par value of $.01 per share and of the aggregate par value of $6,000,000. The capital stock shall be initially classified into three classes, consisting of 300 million (300,000,000) shares of Class A Common Stock, 150 million (150,000,000) shares of Class B Common Stock, and 150 million to (150,000,000)shares of Class C Common Stock. The shares of the Corporation's capital stock which were issued and outstanding at the effective time of the amendment to the Charter filed on February 1, 1991 were reclassified as "Class A Common Stock."

         SECOND:   The Articles of Incorporation of the

Corporation are further amended in Article FOURTH by deleting

Section C. and inserting in lieu thereof a new Section C. as set forth below:


         C. All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Class B Common Stock converted to shares of Class A Common Stock, shall irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock and the rights of creditors, and shall be so



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         recorded upon the books of account of the Corporation.
         Such consideration and such assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock, the assets belonging to the Class B Common Stock, and the assets belonging to the Class C Common Stock shall be invested in the same investment portfolio of the Corporation and may be invested in the same investment portfolio of the Corporation with the assets of other classes of Common Stock of the Corporation hereafter created. Income or gain from investments by the Corporation will be allocated to each class based on the net asset value of each class. The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

         THIRD:    The Articles of Incorporation of the

Corporation are further amended in Article FOURTH by deleting

Section F. and inserting in lieu thereof a new Section F. as set forth below:

         F. Each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote together as a single class provided, however, that (i) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as


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         described above, (ii) in the event that the separate
         vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class as aforesaid shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote.

         FOURTH: The Articles of Incorporation of the Corporation

are further amended in Article FOURTH by adding a new Section H.

as set forth below:

         H. The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of Article FOURTH of these Articles of Incorporation (other than those provisions which by their terms are applicable solely to the Class A Common Stock, Class B Common Stock or Class C Common Stock) and the other provisions of the Articles of Incorporation relating to the stock of the Corporation generally, as they may be amended from time to time, shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class.

         FIFTH: The Articles of Incorporation of the Corporation

are further amended in Article EIGHTH by deleting the last

sentence of Section B.6. and inserting in lieu thereof the

following:

         Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, the Class B


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         Common Stock, and the Class C Common Stock and any other
         class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes of Common Stock and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem appropriate.

         SIXTH:    The Articles of Incorporation of the

Corporation are further amended in Article EIGHTH by deleting

Section B.7. and inserting in lieu thereof a new Section B.7. as set forth below:


         7. To authorize the execution, even though some or all of the directors and officers of the Corporation are directors, officers, employees, stockholders or otherwise interested,in the person or persons with whom the Corporation contracts, of a contract or contracts, which may be exclusive contracts, providing:

         a. For the management and supervision of its affairs by a Manager.

         b. For the distribution of its shares by a Distributor and for a discount, concession or commission to be paid or allowed by the Corporation to the Distributor in connection with such distribution, provided, however, that the consideration per share to be received by the Corporation, after deduction of any such discount, concession or commission, shall not be less than the consideration for which shares of the Corporation may be issued or sold pursuant to paragraph 5 of this paragraph B.

              In the absence of willful misconduct or fraud, no director or officer of the Corporation, whether or not a director, officer, employee or stockholder of or otherwise interested in a person with whom any such contract shall be made by the Corporation, shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by the Corporation under any such contract, or be accountable for any gains or profits realized thereon, and the shares of the Corporation are issued and sold on the foregoing condition and understanding evidenced by acceptance of certificates therefor.


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         SEVENTH: The foregoing amendments to the charter were

advised by the board of directors and approved by the

stockholders.

         EIGHTH: Immediately before the foregoing amendments the

total number of shares of stock of all classes which the

Corporation had authority to issue was 450 million (450,000,000)

shares, the par value of each class of stock being $.125 per share, 300 million (300,000,000) of which shares were classified as Class A Common Stock and 150 million (150,000,000) of which shares were classified as Class B Common Stock.  The aggregate par value of all the shares of all classes was $56,250,000.  As amended, the total number of shares of stock of all classes which the Corporation has authority to issue is 600 million

(600,000,000) shares, the par value of shares of each class of stock being $.01 per share, with 300 million (300,000,000) shares classified as Class A Common Stock, 150 million (150,000,000)

shares classified as Class B Common Stock, and 150 million

(150,000,000) shares classified as Class C Common Stock.  The aggregate par value of all shares of all classes of the

Corporation is $6,000,000,

         The undersigned Chairman of the Board acknowledges these

Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with

respect to authorization and approval hereof are true in all




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material respects and that this statement is made under the penalties of perjury.

              IN WITNESS WHEREOF, The Alliance Fund, Inc. has

caused these Articles of Amendment to be signed and filed in its name and on its behalf by its Chairman of the Board and witnessed by its Secretary on April 29, 1993.


                             THE ALLIANCE FUND, INC.

                             By: /s/ David H. Dievler
                                 ______________________________
                                 David H. Dievler, Chairman of
                                 the Board

WITNESS:

/s/ Edmund P. Bergan, Jr.
____________________________
Edmund P. Bergan, Jr.,
Secretary



























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